GBM Engineers LLC
12211 West Alameda Parkway
Suite 220
Lakewood, Colorado 80228, USA

June 21, 2017

I-Minerals Inc.
Suite 880, 580 Hornby Street
Vancouver, British Columbia
Canada, V6C 3B6

Re	I-Minerals Inc. (the “Company”) Registration Statement on Form S-1 (the “Registration Statement”)

I, Michael Short, CEng FIMMM, hereby consent to the inclusion and reference of the report titled “NI 43-101 Technical Report Feasibility Study – Bovill Kaolin Project, Latah County, Idaho” dated March 17, 2016, prepared by GBM Engineers LLC (the “Report”) as referenced in the Registration Statement to be filed by the Company with the United States Securities Exchange.

GBM Engineers LLC

/s/ Michael Short
_______________________
Michael Short, CEng FIMMM
Chief Executive Officer